[FORM OF GUARNTOR JOINDER AGREEMENT]

GUARANTOR JOINDER (this “Joinder”) dated as of [●] to the [●] (as amended, supplemented or otherwise modified from time to time, the “[●] Amended and Restated Credit Agreement”), among [REYNOLDS GROUP HOLDINGS INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC, a Delaware limited liability company, PACTIV LLC, a Delaware limited liability company, CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC, a Delaware limited liability company, EVERGREEN PACKAGING INC., a Delaware corporation, REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company, CLOSURE SYSTEMS INTERNATIONAL INC., a Delaware corporation, GRAHAM PACKAGING COMPANY INC., a Delaware corporation, CLOSURE SYSTEMS INTERNATIONAL LIMITED (f/k/a Closure Systems International, B.V.), a New Zealand limited liability company, BEVERAGE PACKAGING HOLDINGS III LIMITED (f/k/a Beverage Packaging Holdings (Luxembourg) III S.à r.l.), a New Zealand limited liability company], REYNOLDS GROUP HOLDINGS LIMITED, a New Zealand limited liability company, the Guarantors, the Lenders and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as Administrative Agent.
A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the [●] Amended and Restated Credit Agreement.
B. The Guarantors have entered into the [●] Amended and Restated Credit Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.12 of the [●] Amended and Restated Credit Agreement provides that additional Subsidiaries may become Guarantors under the [●] Amended and Restated Credit Agreement by execution and delivery of an instrument substantially in the form of this Joinder. The undersigned Borrower or Subsidiary (the “New Guarantor”) is executing this Joinder in accordance with the requirements of the [●] Amended and Restated Credit Agreement to become a Guarantor under the [●] Amended and Restated Credit Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
SECTION 1. In accordance with Section 5.12 of the [●] Amended and Restated Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the [●] Amended and Restated Credit Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (i) agrees to all the terms and provisions of the [●] Amended and Restated Credit Agreement applicable to it as a Guarantor thereunder and (ii) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Each reference to a “Guarantor” in the [●] Amended and Restated Credit Agreement shall be deemed to include the New Guarantor. The [●] Amended and Restated Credit Agreement is hereby incorporated herein by reference.
SECTION 2. The New Guarantor hereby agrees to be bound by and become a party to the First Lien Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time, as if originally named a Guarantor therein .
SECTION 3. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 4. The New Guarantor is a limited liability company duly organized under the laws of Delaware.
SECTION 5. The New Guarantor confirms that no Default has occurred or would occur as a result of the New Guarantor becoming a Guarantor under the [●] Amended and Restated Credit Agreement.
SECTION 6. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Administrative Agent shall have received counterparts of this Joinder that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Joinder by facsimile transmission or other electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Joinder.
SECTION 7. Except as expressly supplemented hereby, the [●] Amended and Restated Credit Agreement shall remain in full force and effect.
SECTION 8. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the [●] Amended and Restated Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10. All communications and notices hereunder shall (except as otherwise expressly permitted by the [●] Amended and Restated Credit Agreement) be in writing and given as provided in Section 9.01 of the [●] Amended and Restated Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it in care of Holdings as provided in Section 9.01 of the [●] Amended and Restated Credit Agreement.
SECTION 11. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.
[Execution Block for New Guarantor]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent
by

Name:
Title:

by

Name:
Title:

[Signature Page – Joinder for Credit Agreement and FLICA]

List of Substantially Similar Agreements

1.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Evergreen Packaging Inc., and Credit Suisse AG, Cayman Islands Branch, as administrative agent

2.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Blue Ridge Holding Corp., and Credit Suisse AG, Cayman Islands Branch, as administrative agent

3.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Blue Ridge Paper Products Inc., and Credit Suisse AG, Cayman Islands Branch, as administrative agent

4.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between BRPP, LLC, and Credit Suisse AG, Cayman Islands Branch, as administrative agent

5.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Evergreen Packaging Canada Limited, and Credit Suisse AG, Cayman Islands Branch, as administrative agent

6.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Evergreen Packaging International B.V., and Credit Suisse AG, Cayman Islands Branch, as administrative agent

7.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of May 4, 2010, between Reynolds Packaging International B.V. and Credit Suisse AG, Cayman Islands Branch, as administrative agent

8.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between Pactiv International Holdings Inc. and Credit Suisse AG, Cayman Islands Branch, as administrative agent

9.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between Pactiv Management Company LLC and Credit Suisse AG, Cayman Islands Branch, as administrative agent

10.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between PCA West Inc. and Credit Suisse AG, Cayman Islands Branch, as administrative agent

11.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between Pactiv Corporation (now known as Pactiv LLC.) and Credit Suisse AG, Cayman Islands Branch, as administrative agent

12.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between Pactiv Packaging Inc. (formerly PWP Industries, Inc.) and Credit Suisse AG, Cayman Islands Branch, as administrative agent

13.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 16, 2010, between Pactiv Canada Inc. and Credit Suisse AG, Cayman Islands Branch, as administrative agent

14.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of September 8, 2011, between Graham Packaging Company Inc., BCP/Graham Holdings LLC and Credit Suisse AG, Cayman Islands Branch, as administrative agent

15.
16.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of March 20, 2012, between certain additional guarantors and Credit Suisse AG, Cayman Islands Branch, as administrative agent

17.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of February 14, 2014 between certain additional guarantors and Credit Suisse AG, Cayman Islands Branch, as administrative agent

18.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of December 14, 2012, between Beverage Packaging Holdings (Luxembourg) V S.A. and Credit Suisse AG, Cayman Islands Branch, as administrative agent

19.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of June 30, 2014 between certain additional guarantors and Credit Suisse AG, Cayman Islands Branch, as administrative agent

20.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement) dated as of December 18, 2014 between certain additional guarantors and Credit Suisse AG, Cayman Islands Branch, as administrative agent

21.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of October 25, 2016 between GEC Packaging Technologies LLC and Credit Suisse AG, Cayman Islands Branch, as administrative agent

22.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of November 21, 2017, between GPC US LLC and Credit Suisse AG, Cayman Islands Branch, as administrative agent

23.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of December 11, 2018, between Reynolds Packaging I Limited and Credit Suisse AG, Cayman Islands Branch, as administrative agent

24.
Guarantor Joinder to the Credit Agreement (Joinder to First Lien Intercreditor Agreement), dated as of July 10, 2019, between Closure Solutions Holdings Limited and Credit Suisse AG, Cayman Islands Branch, as administrative agent